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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 11


                       COMPUTATION OF PER SHARE EARNINGS


The information shown under the caption "Earnings Per Share" on page 16 of the Stockholder Report of the Corporation, for the period from April 26, 1996 (inception) to December 31, 1996, (exhibit 13) is incorporated by reference herein.














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